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                                                          Exhibit 8.1



                                October 31, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         We have acted as counsel to Arch Western Finance, LLC ("Arch") in connection with the transactions described in Amendment Number 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 31, 2003 (Registration No. 333-107569), of which a prospectus (the "Prospectus") forms a part. In that capacity, we have been requested to provide our opinions with respect to certain of the federal income tax consequences of the transactions described in the Prospectus. Except as otherwise indicated herein, all terms used in this letter have the meaning assigned to them in the Prospectus.

         Our opinions are based on our understanding of the relevant facts concerning the transactions described in the Prospectus. We have examined and are familiar with (1) the Registration Statement, and (2) such other documents as we have considered necessary for rendering our opinions. In connection with rendering our opinions, we have also assumed (without any independent investigation) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the consummation of the transactions described in the Prospectus) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

         3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken that are inconsistent with such representations; and

         4. All transactions described in the Prospectus will be consummated in accordance with the definitive agreements filed as exhibits to the Registration Statement (without any waiver, breach or amendment of any of the provisions thereof).
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Securities and Exchange Commission
October 31, 2003
Page 2


         5. The transactions described in the Prospectus will be reported by Arch, any relevant affiliate of Arch and holders of notes for United States federal income tax purposes in a manner consistent with the opinions expressed below.

         Our opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), Internal Revenue Service rulings, and court cases interpreting the Code and the Regulations, all as in effect as of the date of this letter. Any of the Code, Regulations, rulings, or judicial decisions relied upon could be changed, perhaps retroactively, to affect adversely the federal income tax consequences of the transactions described in the Prospectus. Although the opinions expressed in this letter are based on our best interpretations of existing sources of law, no assurance can be given that such interpretations would be followed if they became the subject of judicial or administrative proceedings.

         We have reviewed the section of the Prospectus entitled "Material U.S. Federal Income Tax Considerations." In our opinion, subject to the limitations, exceptions, assumptions and conditions set forth in such section and in this letter, the legal conclusions contained therein as they relate to United States federal income tax matters represent our opinion as of the date hereof. We are expressing our opinions only with respect to the foregoing matters and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references in the Prospectus made to Kirkpatrick & Lockhart LLP in connection with the descriptions, discussions or summaries of United States federal income tax matters, including references under the heading captioned "Material U.S. Federal Income Tax Considerations."



                                                 Very truly yours,



                                                 /s/ KIRKPATRICK & LOCKHART LLP